     ARRANGEMENT AGREEMENT dated as of February 19, 1998:

BETWEEN:
                    PAN AFRICAN RESOURCES CORPORATION ("PARC"), a corporation existing under the laws of the Yukon Territory;

AND:
                    GOLDEN STAR RESOURCES LTD. ("Golden Star"), a corporation existing under the laws of Canada;

     WHEREAS PARC and Golden Star intend to propose to the shareholders of PARC an arrangement on the terms and conditions set out herein pursuant to and in accordance with the provisions of section 195 of the Act (as defined below); and

     WHEREAS the Arrangement involves the exchange of each of the issued and outstanding PARC Common Shares (as defined below), other than those held by Golden Star or by shareholders who exercise rights of dissent, for Golden Star Common Shares (as defined below);

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                INTERPRETATION

1.1  DEFINITIONS


     In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

     "ACT" means the Business Corporations Act (Yukon Territory), as amended;

     "ARRANGEMENT" means the arrangement under the provisions of section 195 of the Act involving PARC and the shareholders of PARC, on the terms and conditions set out in this Agreement and the Plan of Arrangement or any amendment or variation thereof pursuant to section 5.1 of this Agreement;

     "BUSINESS DAY" means a day other than a Saturday or Sunday, on which Canadian banks are open for retail business in Vancouver, British Columbia;

     "CIRCULAR" means the Management Information Circular of PARC to be mailed to holders of PARC Common Shares in connection with the Special Meeting;

     "COURT" means the Supreme Court of the Yukon Territory;

     "DEPOSITARY" means CIBC Mellon Trust Company, at its principal office in Toronto, Ontario;

     "EFFECTIVE DATE" means the date of the filing of a copy of the Final Order with the Registrar appointed under the Act pursuant to subsection 195(10) of the Act;

     "FINAL ORDER" means the order of the Court approving the Arrangement;

     "INTERIM ORDER" has the meaning ascribed thereto in section 3.3;

     "GOLDEN STAR" means Golden Star Resources Ltd., a corporation existing under the Canada Business Corporations Act, as amended;

     "GOLDEN STAR COMMON SHARES" means the Common Shares of Golden Star;

     "GOLDEN STAR FINANCIAL STATEMENTS" means the Golden Star 1996 Financial Statements and the Golden Star Interim Financial Statements;

     "GOLDEN STAR FORM 10-K" means the Form 10-K of Golden Star for the fiscal year ended December 31, 1996;

     "GOLDEN STAR INTERIM FINANCIAL STATEMENTS" means the unaudited financial statements of Golden Star as at and for the three-month period ended March 31, 1997, the six-month period ended June 30, 1997 and the nine-month period ended September 30, 1997, all as reproduced in the first, second and third quarter interim reports to shareholders of Golden Star;

     "GOLDEN STAR 1996 FINANCIAL STATEMENTS" means the financial statements of Golden Star as at and for the year ended December 31, 1996 and the notes thereto and the auditors' report thereon, all as reproduced in the Golden Star Form 10-K;

     "OSA" means the Securities Act (Ontario) and the regulations and rules made thereunder, as they exist on the date hereof and as they may be amended and in force up to and including the Effective Date;

     "PARC" means Pan African Resources Corporation, a corporation existing under the Act;

     "PARC FINANCIAL STATEMENTS" means the PARC 1996 Financial Statements and the PARC Interim Financial Statements;

     "PARC COMMON SHARES" means the Common Shares of PARC;

     "PARC AIF" means the annual information form of PARC for the fiscal year ended December 31, 1996;

     "PARC ESOP" means the Stock Option Plan of PARC dated February 6, 1996;

     "PARC INTERIM FINANCIAL STATEMENTS" means the unaudited financial statements of PARC as at and for the three-month period ended March 31, 1997, the six-month period ended June 30, 1997 and the nine-month period ended September 30, 1997, all as reproduced in the first, second and third quarter interim reports to shareholders of PARC;

     "PARC 1996 FINANCIAL STATEMENTS" means the financial statements of PARC as at and for the year ended December 31, 1996 and the notes thereto and the auditors' report thereon, all as reproduced as an appendix to the PARC AIF;

     "PLAN OF ARRANGEMENT" means the plan of arrangement set out as Exhibit I hereto and any amendment or variation thereto made in accordance therewith;

     "SPECIAL MEETING" means the special meeting of PARC shareholders to be held to consider and, if thought fit, approve the Arrangement.

1.2  CURRENCY


     All sums of money which are referred to in this Agreement are expressed in United States dollars unless otherwise specified.

1.3  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.


     The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and the exhibit hereto and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. For greater certainty, the Plan of Arrangement forms part of this Agreement.

1.4  NUMBER, ETC.


     Unless the context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include individuals, firms, partnerships, corporations and other entities.

1.5  ENTIRE AGREEMENT


     This Agreement, together with the agreements and other documents herein or therein referred to, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.6  SCHEDULE


     The following schedule is attached to and forms part of this Agreement:
Exhibit I - Plan of Arrangement.


                                   ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES

2.1  REPRESENTATIONS AND WARRANTIES OF PARC


     PARC represents and warrants to and in favour of Golden Star as follows and acknowledges that Golden Star is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) each of PARC and its subsidiaries is duly organized and validly existing and has the corporate capacity and power to own or lease its property and assets and to carry on its business as now conducted by it, and PARC has the corporate capacity and power to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder and under the Plan of Arrangement;


     (b) as at February 19, 1998, the authorized and issued share capital of PARC consisted of:

          (i) an unlimited number of preferred shares, issuable in series, none of which was outstanding; and


          (ii) an unlimited number of PARC Common Shares, of which 53,805,828 were issued and outstanding, all such issued PARC Common Shares being fully paid and non-assessable shares in the capital of PARC and such shares having the attributes described in the PARC Financial Statements;


     (c) no person holds any securities convertible into or exchangeable for any unissued PARC Common Shares or any other unissued shares of PARC or has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of PARC, except for holders of options to acquire a total of 2,338,000 PARC Common Shares granted pursuant to the PARC ESOP;


(d) the execution and delivery of this Agreement by PARC and the completion of the transactions contemplated by this Agreement and the Plan of Arrangement:


          (i) do not and will not as of the Effective Date result in the breach of, or violate any term or provision of, the articles or by-laws of PARC;


          (ii) do not and will not as of the Effective Date conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by any agreement, instrument, licence, permit or authority to which PARC, or any subsidiary of PARC, is a party or by which it is bound which is material to PARC and its subsidiaries considered as a whole or result in the creation of any lien, charge or encumbrance upon any of the material assets of PARC or any subsidiary of PARC under any such agreement or instrument, or give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority, which would have a material adverse effect on PARC and its subsidiaries considered as a whole; and

          (iii) do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable to, and known to, PARC or any subsidiary of PARC, the breach of which would have a material adverse effect on PARC and its subsidiaries considered as a whole;


     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly authorized by the Board of Directors of PARC, and this Agreement constitutes a valid and binding obligation of PARC enforceable against it in accordance with its terms, subject to obtaining the requisite approvals contemplated hereby and subject to the customary qualifications relating to equitable remedies and laws relating to bankruptcy, insolvency and creditors' rights;


     (f) there are no actions, suits, proceedings or investigations commenced or, to the knowledge of PARC, contemplated or threatened, against or affecting PARC or any subsidiary of PARC at law or in equity including, without limitation, actions, suits, proceedings or investigations with respect to the Arrangement (other than those proceedings commenced by PARC and relating to the Interim Order and the Final Order) before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the knowledge of PARC, are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, other than in connection with the exercise of rights of dissent as referred to in section 3.1 of the Plan of Arrangement, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on PARC and its subsidiaries considered as a whole;


     (g) the information set forth in the PARC AIF in respect of PARC and its subsidiaries and their respective properties and assets is true, correct and complete in all material respects as at May 19, 1997 and as at that date did not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made, and since December 31, 1996, PARC has filed publicly all interim reports, proxy circulars and material change reports that it is required to file pursuant to the OSA and all such filings were true and correct in all material respects as at the date of filing and there has been no "material change", as defined in the OSA, in the business, operations or capital of PARC that has not been generally publicly disclosed;


     (h) the PARC Financial Statements present fairly, in all material respects, the consolidated financial position of PARC and the results of its operations and its cash flows as of the respective dates thereof and for the periods therein in conformity with accounting principles generally accepted in Canada as in effect on the applicable dates of such financial statements and applied on a consistent basis, except as noted therein and except that the PARC Interim Financial Statements are not accompanied by complete notes and may be subject to normal adjustments that would be made in the course of an audit and that would not be material;


     (i) each of PARC and its material subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which any material portion of its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates any material portion of its property or carries on any material portion of its business to enable its business and assets to be owned, leased and operated, except to the extent that the failure to so comply or to be so licensed, registered or qualified would not have a material adverse effect on PARC and its subsidiaries taken as a whole, and such licences, registrations or qualifications which are material are valid and existing and in good standing;


     (j) each of PARC and its material subsidiaries has filed all tax returns required to be filed by it prior to the date hereof in all applicable jurisdictions and has paid and remitted all taxes, customs duties, tax instalments, levies, assessments, reassessments, penalties, interest and fines due and payable or remittable by it other than those that taken individually or in the aggregate, are not material in amount with respect to PARC and its subsidiaries considered as a whole. All such tax returns properly reflect, and do not in any material respect understate, the income, taxable income or the liability for taxes of PARC and its material subsidiaries considered as a whole in the relevant period and the liability of PARC and its material subsidiaries for the collection and payment of the Goods and Services Tax under the Excise Tax Act (Canada), and tax levied under any applicable goods and services, sales or use taxation statute of a province, any applicable customs duties and federal sales and excise taxes. Without limiting the generality of the foregoing, PARC and its material subsidiaries are in compliance with all registration, timely reporting and remittance obligations in respect of all such taxes. Neither PARC nor any of its material subsidiaries has incurred any material undisclosed liability for taxes in excess of the amounts reserved therefor in such corporation's books and records for the fiscal period ended December 31, 1996. Neither PARC nor any of its material subsidiaries will incur any material liability for taxes for the period commencing January 1, 1997 to the Effective Date which has not been disclosed to Golden Star. No material undisclosed adverse tax consequences will arise to PARC or to any material subsidiary as a result of the acquisition of all outstanding PARC Common Shares and its material subsidiaries upon the completion of the transactions contemplated by the Plan of Arrangement;


     (k) except for fees which may become payable in connection with the solicitation of proxies for the Special Meeting, there are no claims for brokerage commissions, finders fees or similar compensation in connection with the Arrangement based on any arrangement or agreement binding upon PARC and PARC shall hold Golden Star harmless against any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising out of or in connection with any such claim; and

     (l) the information relating to PARC and its subsidiaries and their respective businesses, properties and assets to be set forth in the Circular will comply with all relevant statutes and regulations and will be true and correct in all material respects as at the date of the Circular and as at the date of the Circular will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.


2.2  REPRESENTATIONS AND WARRANTIES OF GOLDEN STAR


     Golden Star represents and warrants, to and in favour of PARC as follows and acknowledges that PARC is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) each of Golden Star and its subsidiaries (other than PARC) is duly organized and validly existing and has the corporate capacity and power to own or lease its property and assets, including, without limitation, PARC Common Shares, and to carry on its business as now conducted by it;


     (b) it has the corporate capacity and power to enter into this Agreement and to perform its obligations hereunder and will have obtained, as of the Effective Date, all necessary authorizations and consents to fulfil its obligations hereunder and under the Plan of Arrangement;


     (c) as at February 19, 1998, the authorized and issued share capital of Golden Star consisted of:


          (i) an unlimited number of first preferred shares, issuable in series, none of which were outstanding; and


          (ii) an unlimited number of Golden Star Common Shares, of which 29,805,592 were issued and outstanding, all such issued shares being fully paid and non-assessable shares in the capital of Golden Star and such shares having the attributes described in Golden Star Financial Statements;


     (d) the execution and delivery of this Agreement by Golden Star and the completion of the transactions contemplated by this Agreement and the Plan of Arrangement:

          (i) do not and will not as of the Effective Date result in the breach of, or violate any term or provision of, its articles or by-laws;

          (ii do not and will not as of the Effective Date conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by any agreement, instrument, licence, permit or authority to which Golden Star is a party or by which it is bound which is material to Golden Star or any of its subsidiaries or result in the creation of any lien, charge or encumbrance under any such agreement or instrument upon any of the material assets of Golden Star or any of its subsidiaries under any such agreement or instrument, or give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration under any such agreement, instrument, licence, permit or authority, which would have a material adverse effect on Golden Star on a consolidated basis provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries; and


          (iii) do not and will not as of the Effective Date violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable to, and known (after due enquiry) to Golden Star, the breach of which would have a material adverse effect on Golden Star or Golden Star's interest in PARC;


     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by all necessary corporate action on Golden Star's part, and this Agreement constitutes Golden Star's valid and binding obligation, enforceable against Golden Star in accordance with its terms, subject to the customary qualifications relating to equitable remedies and laws relating to bankruptcy, insolvency and creditors' rights;


     (f) there are no actions, suits, proceedings or investigations commenced or, to the knowledge of Golden Star (after due inquiry), contemplated or threatened, against or affecting Golden Star and its subsidiaries at law or in equity before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the knowledge of Golden Star (after due inquiry) are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement and the Plan of Arrangement; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries;


     (g) the information set forth in the Golden Star Form 10-K in respect of Golden Star and its subsidiaries and their respective properties and assets is true, correct and complete in all material respects as at March 31, 1997 and as at that date did not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made, and since December 31, 1996, Golden Star has filed publicly all interim reports, proxy circulars and material change reports that it is required to file pursuant to the OSA and all such filings were true and correct in all material respects as at the date of filing and there has been no "material change", as defined in the OSA, in the business, operations or capital of Golden Star or its subsidiaries taken as a whole, that has not been generally publicly disclosed; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries;

     (h) the Golden Star Financial Statements present fairly, in all material respects, the consolidated financial position of Golden Star and the results of its operations and its cash flows as of the respective dates thereof and for the periods therein in conformity with accounting principles generally accepted in Canada as in effect on the applicable dates of such financial statements and applied on a consistent basis, except as noted therein and except that the Golden Star Interim Financial Statements are not accompanied by complete notes and may be subject to normal adjustments that would be made in the course of an audit and that would not be material; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries;


     (i) each of Golden Star and its material subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which any material portion of its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates any material portion of its property or carries on any material portion of its business to enable its business and assets to be owned, leased and operated, except to the extent that the failure to so comply or to be so licensed, registered or qualified would not have a material adverse effect on Golden Star and its subsidiaries taken as a whole, and such licences, registrations or qualifications which are material are valid and existing and in good standing; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries;


     (j) each of Golden Star and its material subsidiaries has filed all tax returns required to be filed by it prior to the date hereof in all applicable jurisdictions and has paid and remitted all taxes, customs duties, tax instalments, levies, assessments, reassessments, penalties, interest and fines due and payable or remittable by it other than those that taken individually or in the aggregate, are not material in amount with respect to Golden Star and its subsidiaries considered as a whole. All such tax returns properly reflect, and do not in any material respect understate, the income, taxable income or the liability for taxes of Golden Star and its material subsidiaries considered as a whole in the relevant period and the liability of Golden Star and its material subsidiaries for the collection and payment of the Goods and Services Tax under the Excise Tax Act (Canada), and tax levied under any applicable goods and services, sales or use taxation statute of a province, any applicable customs duties and federal sales and excise taxes. Without limiting the generality of the foregoing, Golden Star and its material subsidiaries are in compliance with all registration, timely reporting and remittance obligations in respect of all such taxes. Neither Golden Star nor any of its material subsidiaries has incurred any material undisclosed liability for taxes in excess of the amounts reserved therefor in such corporation's books and records for the fiscal period ended December 31, 1996. Neither Golden Star nor any of its material subsidiaries will incur any material liability for taxes for the period commencing January 1, 1997 to the Effective Date which has not been disclosed to Golden Star. No material undisclosed adverse tax consequences will arise to Golden Star or to any material subsidiary as a result of the acquisition of all outstanding Golden Star Common Shares and its material subsidiaries upon the completion of the transactions contemplated by the Plan of Arrangement; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries;


     (k) Golden Star is the registered and beneficial owners of the PARC Common Shares described in the Circular under the heading "Information Concerning PARC - Principal Holder of PARC Common Shares" (collectively, the "Golden Star Shares"), and has and will have, at all times from the date hereof until and including the Effective Date valid and marketable title to the Golden Star Shares;


     (l) there are no claims for brokerage commissions, finders fees or similar compensation in connection with the Arrangement based on any arrangement or agreement binding upon Golden Star and Golden Star shall hold PARC harmless against any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising out of or in connection with any such claim; and


     (m) the information relating to Golden Star and its subsidiaries and Golden Star's interest in PARC to be set forth in the Circular will be true, correct and complete in all material respects as at the date of the Circular, and as at the date of the Circular such information will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they were made and, except as will be otherwise disclosed in the Circular, Golden Star will have no knowledge of any material change or material fact concerning Golden Star or its securities that will not have been generally disclosed; Golden Star will indemnify and hold PARC harmless for any damage or loss arising in connection with any third party claims against PARC pursuant to the Circular; provided, however, that nothing herein shall be construed as a representation or warranty of Golden Star regarding PARC and its subsidiaries.


                                   ARTICLE 3
                                   COVENANTS


3.1  COVENANTS OF PARC


     PARC hereby covenants and agrees as follows:

     (a) until the Effective Date, each of PARC and its subsidiaries will carry on its business in the ordinary course and without Golden Star's prior consent, which consent will not be unreasonably withheld or delayed, will not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated by this Agreement;

     (b) until the Effective Date, without Golden Star's prior consent, which consent will not be unreasonably withheld or delayed, PARC will not, and will not permit any of its subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other arrangement or corporate reorganization with, any other person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby and, without limiting the generality of the foregoing, PARC will not, and will not permit any of its subsidiaries to:


          (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;


          (ii) issue any of its shares or other securities convertible into or exchangeable for its shares or enter into any commitment or agreement therefor except pursuant to the PARC ESOP; or


          (iii) increase or decrease its paid-up capital;

          provided, however, that this subsection 3.1(b) shall not apply to either the transactions between PARC and its subsidiaries or between PARC and Golden Star in the ordinary course, nor shall it restrict PARC from honouring the existing outstanding options of participants under the PARC ESOP;

     (c) PARC shall, in a timely and expeditious manner, file the Circular in all jurisdictions where the same is required and mail the circular to its shareholders in accordance with applicable law;


     (d) PARC shall do all such other acts and things as may be necessary or required in order to give effect to the Arrangement and, without limiting the generality of the foregoing, PARC shall apply for and use its reasonable best efforts to obtain:


          (i) the approvals of holders of the PARC Common Shares required for the implementation of the Arrangement;


          (ii) the Interim Order and the Final Order as provided in section 3.3; and


          (iii) such other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in subsections 4.1(a), 4.1(b) and 4.1(c);


     (e) from the date hereof until the Effective Date, PARC shall promptly notify Golden Star of the occurrence of any material adverse change in the business of PARC and its subsidiaries taken as a whole; and


     (f) from the date hereof until the Effective Date, PARC will not solicit, initiate or encourage enquiries, submissions, proposals or offers from any other person relating to, and will not participate in any negotiations regarding or furnish to any other person any information with respect to, or otherwise cooperate in any other way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to the direct or indirect acquisition or disposition of all or any of the shares of PARC or the merger, amalgamation, sale of any substantial part of PARC's assets, or any take-over bid, reorganization, recapitalization, liquidation or winding-up of or any other business combination or similar transaction involving PARC; provided, however, that nothing herein shall be construed as preventing any party hereto from fulfilling its fiduciary obligations as a director or officer of PARC, including participating in discussions or negotiations respecting a proposal which is reasonably likely to be or become, or from responding to, a bona fide offer or proposal for which adequate financial arrangements have been made, which the board of directors of PARC determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel to the effect that the board of directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favourable to the shareholders of PARC than would the Arrangement.


3.2  COVENANTS OF GOLDEN STAR


     Golden Star hereby covenants and agrees as follows:

     (a) until the Effective Date, Golden Star will not enter into any transaction or perform any act which might interfere with or be inconsistent with the completion of the transactions contemplated hereby;

     (b) Golden Star will perform the obligations required to be performed by it under the Plan of Arrangement;


     (c) Golden Star shall do all such other acts and things as may be necessary or required in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Golden shall cooperate in applying for and obtaining the following:


          (i) the Interim Order and the Final Order as provided in section 3.3; and


          (ii) such other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in subsection 4.1(c); and

     (d) from the date hereof until the Effective Date, Golden Star shall promptly notify PARC of the occurrence of any material adverse change in the business of Golden Star and its subsidiaries (other than PARC) taken as a whole.


3.3  INTERIM AND FINAL ORDERS


     PARC shall as soon as practicable apply to the Court, pursuant to section 195 of the Act, for an interim order providing for, among other things, the calling and holding of the Special Meeting on or about April 7, 1998 for the purpose of considering and, if deemed advisable, approving the Arrangement (an "Interim Order"). PARC covenants and agrees that if it obtains an Interim Order and the approval of the Arrangement as set forth in the Interim Order is obtained at the Special Meeting, thereafter it will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct and, as soon as practicable thereafter, and subject to compliance with any other conditions provided for in Article 4, it will file, pursuant to section 195 of the Act, a copy of the Final Order to give effect to the Arrangement. The foregoing covenants of PARC are subject to the provisions of Article 5.

                                   ARTICLE 4
                                  CONDITIONS


4.1  MUTUAL CONDITIONS PRECEDENT


     The respective obligations of each of the parties hereto to complete the transactions contemplated by this Agreement and of PARC to file a copy of the Final Order to give effect to the Arrangement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

     (a) the Arrangement, with or without amendment, shall have been approved at the Special Meeting in accordance with the Interim Order and the Arrangement shall have otherwise been approved by the requisite majorities of shareholders entitled or required to vote thereon as determined by the Court;


     (b) the Interim Order and Final Order shall have been obtained in form and substance satisfactory to each party hereto, acting reasonably;


     (c) all other consents, orders and approvals, including regulatory and judicial approvals and orders, required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, including, without limitation, pursuant to the OSA;


     (d there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

     (e) none of the consents, orders or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto, each acting reasonably;


     (f) no material adverse change in the business of PARC and its subsidiaries, taken as a whole, shall have occurred after the date of this Agreement and prior to the Effective Date;


     (g) no material adverse change in the business of Golden Star and its subsidiaries, taken as a whole, shall have occurred after the date of this Agreement and prior to the Effective Date;


     (h) any amendment to the Arrangement shall have been agreed to by each of the parties hereto, each acting reasonably; and


     (i)  this Agreement shall not have been terminated under Article 5.


     The condition set forth in subsection 4.1(f) may be waived in whole or in part by any party hereto without prejudice to such party's right to rely on any other condition.

4.2  CONDITIONS TO OBLIGATIONS OF EACH PARTY


     The obligation of each party to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by such party without prejudice to its right to rely on any other condition in favour of such party, that the covenants of each other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by each of them and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of each other party hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, such time, and each party shall have delivered to the other parties hereto a certificate, dated the Effective Date, of a senior officer of PARC and Golden Star confirming the same.

4.3  MERGER OF CONDITIONS


     The conditions set out in sections 4.1 and 4.2 shall be conclusively deemed to have been satisfied, waived or released on the filing by PARC of a copy of the Final Order under the Act. The representations and warranties set out in sections 2.1 and 2.2 and in any certificate provided pursuant to section 4.2 shall survive the execution of this Agreement for the period ending on the Effective Date and shall expire and be terminated and extinguished on the Effective Date; provided, however, that the indemnities in subsections 2.1(k) and 2.2(l) shall survive the Effective Date for a period of 12 months.

                                   ARTICLE 5
                           AMENDMENT AND TERMINATION

5.1  AMENDMENT


     This Agreement may, at any time and from time to time before and after the holding of the Special Meeting but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the holders of PARC Common Shares, without limiting the generality of the foregoing, any such amendment may:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;


     (b) waive any inaccuracies or modify any representation contained herein or any document to be delivered pursuant hereto; or


     (c) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;


provided that, notwithstanding the foregoing, the terms of section 2.1 of the Plan of Arrangement and subsection 4.1(a) shall not be amended after the holding of the Special Meeting without the approval of the holders of PARC Common Shares given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court. This Agreement and the Exhibit hereto may be amended in accordance with the Final Order, but in the event that the terms of the Final Order require any such amendment, the rights of the parties hereto under sections 4.1, 4.2 and 5.2 shall remain unaffected.

5.2  TERMINATION


     This Agreement may, at any time before or after the holding of the Special Meeting but no later than the Effective Date, be terminated:

     (a) by agreement of PARC and Golden Star (without further action on the part of their respective securityholders);


     (b) by Golden Star in the event that holders of more than 2,000,000 PARC Common Shares who do not vote in favour of the resolution approving the Arrangement at the Special Meeting file written objections to such resolution in accordance with the Interim Order and section 193(5) of the Act; or


     (c) by any of PARC or Golden Star if the Effective Date has not occurred on or before June 30, 1998.


                                   ARTICLE 6
                                    GENERAL

6.1  EXPENSES OF THE ARRANGEMENT


     Golden Star shall be responsible for all of the reasonable costs and expenses of each of the parties hereto relating to the Arrangement, whether or not this Agreement is terminated or the Arrangement becomes effective, including, without limitation, financial advisory, accounting and legal fees and reasonable out-of-pocket expenses and all costs incurred in the preparation and printing of this Agreement and the Circular; provided, however, that if the Arrangement does not become effective as a result of a breach by PARC of any of its obligations under this Agreement, then PARC shall be responsible for all such costs and expenses and shall forthwith upon submission by Golden Star of documentation evidencing same, reimburse Golden Star for all reasonable expenses (including, without limitation, fees and disbursements of legal counsel, accountants and travel expenses) in connection with the Arrangement.

6.2  NOTICES


     All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and delivered in person or by telecopy and shall be addressed to:

     in the case of PARC:

     Pan African Resources Corporation
     c/o Preston, Willis & Lackowicz
     Barristers and Solicitors
     2093 Second Avenue
     Whitehorse, Yukon Territory
     Y1A 1B5

     Attention:  President and Chief Executive
     -----------------------------------------

     Telecopier No.: (867) 688-5251

     with a copy to:

     Preston, Willis & Lackowicz
     Barristers and Solicitors
     2093 Second Avenue
     Whitehorse, Yukon Territory
     Y1A 1B5

     Attention: Mr. Paul Lackowicz
     -----------------------------

     Telecopier No.:  (867) 668-5251

     with a copy to:

     Bennett Jones Verchere
     Barristers and Solicitors

     1 First Canadian Place
     Suite 3400
     Toronto, Ontario
     M5X 1A4

     Attention:  Mr. Michael N. Melanson
     -----------------------------------

     Telecopier No.: (416) 863-1716

     in the case of Golden Star:

     Golden Star Resources Ltd.
     1660 Lincoln Street
     Suite 3000
     Denver, Colorado
     80264
     U.S.A.

     Attention:  Secretary
     ---------------------

     Telecopier No.: (303) 830-9092

     with a copy to:

     McCarthy TJtrault
     Barristers and Solicitors
     1170 Peel Street
     Montreal, Quebec
     H3B 4S8

     Attention:  Mr. Daniel BJnay
     ----------------------------

     Telecopier No.: (514) 397-4235

or such other address or telecopier number of which a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing. Any such notice or other communication shall be deemed to have been given and received on the day on which it is was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day).

6.3  ASSIGNMENT


     No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent the other party hereto.

6.4  BINDING EFFECT


     This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.5  WAIVER


     Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same. Waivers may only be granted upon compliance with the terms governing amendments set forth in section 5.1, with such modifications as the circumstances require.

6.6  GOVERNING LAW


     This Agreement shall be governed by and construed in accordance with the laws of the Yukon Territory and the laws of Canada applicable therein and shall be treated in all respects as a Yukon contract.

6.7  COUNTERPARTS


     This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinbefore written.


                                   PAN AFRICAN RESOURCES CORPORATION


                                   By:     /s/ Winston M. King
                                           -------------------------------------
                                               Winston M. King

                                   Title:  Director
                                           -------------------------------------


                                   By:     /s/ Vijay Kirpalani
                                           -------------------------------------
                                               Vijay Kirpalani

                                   Title:  Director
                                           -------------------------------------


                                   By:     /s/ Sir Shridath Ramphal
                                           -------------------------------------
                                               Sir Shridath Ramphal

                                   Title:  Director
                                           -------------------------------------


                                   GOLDEN STAR RESOURCES LTD.

                                   By:     /s/ David A. Fennell
                                           -------------------------------------
                                               David A. Fennell

                                   Title:  President and Chief Executive Officer
                                           -------------------------------------

                                   By:     /s/ Gordon J. Bell
                                           -------------------------------------
                                               Gordon J. Bell
                                   Title:  Vice President and Chief Financial
                                           Officer
                                           -------------------------------------

                                   EXHIBIT I

                         TO THE ARRANGEMENT AGREEMENT
                                    BETWEEN
                       PAN AFRICAN RESOURCES CORPORATION
                                      AND
                          GOLDEN STAR RESOURCES LTD.

                     PLAN OF ARRANGEMENT UNDER SECTION 195
              OF THE BUSINESS CORPORATIONS ACT (YUKON TERRITORY)

                                   ARTICLE 1
                                INTERPRETATION


1.1  DEFINITIONS


     In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

     "ACT" means the Business Corporations Act (Yukon Territory), as amended;

     "ARRANGEMENT" means the arrangement under the provisions of section 195 of the Act relating to PARC which is provided for in this Plan of Arrangement;

     "ARRANGEMENT AGREEMENT" means the agreement made as of February 19, 1998, between PARC and Golden Star to which this Plan of Arrangement is attached as Exhibit I;

     "CIRCULAR" means the Management Information Circular of PARC to be mailed to holders of PARC Common Shares in connection with the Special Meeting;

     "COURT" means the Supreme Court of the Yukon Territory;

     "DEPOSITARY" means CIBC Mellon Trust Company, at its principal office in Toronto, Ontario;

     "EFFECTIVE DATE" means the date of the filing of a copy of the Final Order with the Registrar appointed under the Act pursuant to subsection 195(10) of the Act;

     "FINAL ORDER" means the order of the Court approving the Arrangement;

     "GOLDEN STAR" means Golden Star Resources Ltd., a corporation existing under the Canada Business Corporations Act, as amended;

     "GOLDEN STAR COMMON SHARES" means the Common Shares of Golden Star;

     "INTERIM ORDER" means the order of the Court providing, among other things, for the calling and holding of the Special Meeting;

     "LETTER OF TRANSMITTAL" means the letter of transmittal which accompanies the Circular;

     "OSA" means the Securities Act (Ontario) and the regulations and the rules made thereunder, as they exist on the date hereof and as they may be amended and proclaimed in force up to the Effective Date;

     "PARC" means Pan African Resources Corporation , a corporation existing under the Act;

     "PARC COMMON SHARES" means the Common Shares of PARC;

     "PARC ESOP" means the Stock Option Plan of PARC dated February 6, 1996;

     "PARC SHAREHOLDERS" means the holders of PARC Common Shares;

     "PLAN OF ARRANGEMENT" means this plan of arrangement and any amendment or variation thereto made in accordance herewith;

     "SPECIAL MEETING" means the special meeting of PARC Shareholders to be held to consider and, if thought fit, approve the Arrangement;

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.


     The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein" and "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  NUMBER, GENDER, CURRENCY


     Unless the context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include firms and corporations. All references to "C$" are to Canadian dollars.

                                   ARTICLE 2
                                THE ARRANGEMENT


2.1  EXCHANGE OF PARC COMMON SHARES AND OTHER STEPS


     At 12:01 a.m. on the Effective Date, the following shall occur and shall be deemed to have occurred in the following order without any further act or formality:

     (a) each person holding PARC Common Shares, other than Golden Star and holders of PARC Common Shares exercising rights of dissent pursuant to section 3.1 of this Plan of Arrangement, shall be deemed to have exchanged each issued and outstanding PARC Common Share held by such person for, and Golden Star shall issue to each such person, 0.02 Golden Star Common Shares in exchange for each PARC Common Shares held;

     (b)  holders of PARC Common Shares exercising rights of dissent pursuant to section 3.1 of the Plan of Arrangement shall be deemed to have transferred their PARC Common Shares to PARC for cancellation or to have exchanged their PARC Common Shares for Golden Star Common Shares in accordance with the provisions of section 3.1; and


     (c) upon the exchange referred to in subsection 2.1(a), each holder of PARC Common Shares, who is deemed to have exchanged PARC Common Shares pursuant to subsection 2.1(a), shall cease to be such a holder of PARC Common Shares, shall have its name removed from the registers of PARC Common Shares, and shall become a holder of the number of fully paid and non-assessable Golden Star Common Shares to which such person is entitled as a result of the exchange referred to in subsection 2.1(a) and such holder's name shall be added to Golden Star's securities register accordingly.


2.2  WITHHOLDING


     Any and all property or amounts required to be delivered, deposited or paid under this Plan of Arrangement (including, for greater certainty, the delivery of Golden Star Common Shares in exchange for PARC Common Shares) shall be delivered, deposited or paid after deduction of any amount required by applicable laws to be deducted or withheld on account of tax, and the deduction of such amount and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to deliver, deposit or pay hereunder.

                                   ARTICLE 3
                               RIGHTS OF DISSENT


3.1  RIGHTS OF DISSENT


     Holders of PARC Common Shares may exercise rights of dissent pursuant to and in the manner set forth in section 193 of the Act, the Interim Order and this section 3.1 in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to receive payment for their PARC Common Shares under section 193 of the Act shall be deemed to have transferred their PARC Common Shares to PARC for cancellation on the Effective Date and shall receive the payment for each PARC Common Shares held by such holder; or


     (b) are ultimately not entitled to receive payment, for any reason, for their PARC Common Shares under section 193 of the Act shall be deemed to have exchanged their PARC Common Shares for Golden Star Common Shares on the Effective Date and shall receive 0.02 Golden Star Common Shares for each PARC Common Share held by such holder.

     In no case shall PARC be required to recognize such holders as holders of PARC Common Shares on or after the Effective Date, and the names of such holders shall be deleted from the registers of holders of PARC Common Shares, on the Effective Date.

                                   ARTICLE 4
                  CERTIFICATES AND GOLDEN STAR COMMON SHARES


4.1  ENTITLEMENT TO AND DELIVERY OF CERTIFICATES AND GOLDEN STAR COMMON
     SHARES ETC.


     (a) On and after the Effective Date, certificates formerly representing PARC Common Shares shall represent only the right to receive the Golden Star Common Shares for such PARC Common Shares, upon the holder depositing with the Depositary the certificates for such PARC Common Shares duly endorsed for transfer and accompanied by such other documents and instruments as would have been required to effect the transfer of the securities formerly represented by such certificates under the Act and the by-laws of PARC and as the Depositary may reasonably require; provided, however, that certificates formerly representing PARC Common Shares held by holders of PARC Common Shares who duly exercise rights of dissent pursuant to section 3.1 and who are ultimately entitled to receive payment for their PARC Common Shares, shall represent only the right to receive payment for such PARC Common Shares;


     (b) On the Effective Date, Golden Star shall cause to be issued to the Depositary for the benefit of holders of PARC Common Shares in respect of, a share certificate or certificates representing the aggregate number of Golden Star Common Shares to which such holders are entitled in accordance with the terms of this Plan of Arrangement.


4.2  NO FRACTIONAL GOLDEN STAR COMMON SHARES


     No certificates or scrip representing fractional Golden Star Common
Shares will be issued or delivered on the Arrangement. In lieu of any such fractional Golden Star Common Share, each fractional interest in a Golden Star Common Share will entitle the holder thereof to receive from Golden Star an amount in cash (rounded to the nearest whole cent), without interest, on a basis equivalent to the closing price of the Golden Star Common Shares on The Toronto Stock Exchange at the Effective Date, and for purposes of determining the amount of such payment, the PARC Common Shares owned by such holder will be aggregated.